SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

                 Kansas                                       44-0236370
        (State of incorporation)                           (I.R.S. Employer
                                                         Identification No.)

    602 Joplin Street, Joplin, Missouri                         64801
  (Address of principal executive offices)                    (Zip Code)


Securities To Be Registered Pursuant To Section 12(b) Of The Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered

8-1/8% Cumulative Preferred                     New York Stock Exchange
Stock ($10 par value)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

     Securities Act registration statement file number to which this form relates: 33-52713

     Securities To Be Registered Pursuant To Section 12(g) Of The Act: None

Item 1. Description of Registrant's Securities to be Registered.

          The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-3 (Registration No. 33-52713) of The Empire District Electric Company (the "Company"), filed with the Securities and Exchange Commission on March 17, 1994, under the caption "Description of the New Preferred Stock" which is incorporated herein by reference. Certain additional terms of the securities to be registered are contained in a prospectus, dated March 25, 1994, filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 25, 1994, under the caption "Certain Terms of the New Preferred Stock" which is incorporated herein by reference.

Item 2. Exhibits.

     1. Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-54539 on Form S-3).

     2. By-laws of the Company as amended January 23, 1992 (Incorporated by reference to Exhibit 3(f) to Annual Report on Form 10-K for the year ended December 31, 1991, File No. 1-3368).

     3. Form of Certificate of Designation Description and Certain Terms of _____% Cumulative Preferred Stock, $10.00 par value (Incorporated by reference to Exhibit 4(p) to Registration Statement No. 33-66748 on Form S-3).

     4. Form of Specimen Certificate representing the New Preferred Stock (Incorporated by reference to Exhibit 4(q) to Registration Statement No. 33-66748 on Form S-3).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   THE EMPIRE DISTRICT ELECTRIC COMPANY
                                      (Registrant)


                                   By:  /s/ Robert B. Fancher
                                       ---------------------------------
                                          Robert B. Fancher
                                          Vice President -Finance

Dated: September 28, 1998